Exhibit 10.2

FIFTH AMENDMENT TO SEVERANCE AGREEMENT

MADE AS OF DECEMBER 4, 2002

Robert W. Dowens, Sr. (the “Employee”) and The Town Bank, formerly known as The Town Bank of Westfield (the “Bank”) have previously entered into a Severance Agreement made as of December 4, 2002, as amended (the “Agreement”). The parties have agreed that the term of that Agreement should be extended and, accordingly, agree:

(1)	The reference to September 30, 2006 in Paragraph 2 of the Agreement is hereby amended to read December 31, 2006.

(2)	Except for that change, the Agreement shall remain in full force and effect and the parties hereby ratify and affirm all terms of the Agreement.

WITNESS:

/s/ EDWIN WIJTASZEK	/s/ ROBERT W. DOWENS, SR.
ROBERT W. DOWENS, SR., EMPLOYEE

ATTEST:	THE TOWN BANK

/s/ ZACK HUGHES	BY: /s/ JOSEPH F.X. O’SULLIVAN
JOSEPH F.X. O’SULLIVAN, CHAIRMAN OF THE BOARD OF DIRECTORS

September 20, 2006